Exhibit 99.1

HCW Biologics Announces Adjournment of Special Meeting of Stockholders Due to Lack of Quorum

MIRAMAR, Fla., April 30, 2026 (GLOBE NEWSWIRE) — HCW Biologics Inc. (the “Company” or “HCW Biologics”), (NASDAQ: HCWB), a clinical-stage biopharmaceutical company developing transformative fusion immunotherapeutics to support or treat diseases promoted by chronic inflammation today announced that the Company’s Special Meeting of Stockholders, held on April 27, 2026, at 10:00 a.m. Eastern Time (“Special Meeting”) was adjourned, without any business being conducted, due to lack of the required quorum and the matters were adjourned to the Annual Meeting of Stockholders.

The proposals presented to stockholders for their consideration at the Special Meeting will be included in the proposals presented to stockholders for their consideration for the Company’s Annual Meeting of Stockholders (“Annual Meeting”). The Annual Meeting is scheduled to take place virtually on June 15, 2026 at 10:00 a.m. Eastern Time.

During the adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 28, 2026.

The Company encourages all stockholders of record as of the record date of April 22, 2026 to vote in favor of these two proposals related warrants issued to Armistice Capital Master Fund Ltd. (“Armistice”). Armistice has invested $17.4 million in our Company to fuel our clinical development programs and provide corporate funds. The two proposals relate to warrants issued to Armistice to purchase up to 5,497,702 shares of Common Stock to be exercisable to purchase Common Stock at $0.6055 per share, subject to stockholder approval. The Company is obliged to seek stockholder approval every 60 days until such approval is obtained. The Company will be required to continue incurring the costs associated with holding additional stockholder votes until approval is obtained.

About HCW Biologics:

HCW Biologics Inc. (the “Company”) (NASDAQ: HCWB) is a clinical-stage biopharmaceutical company developing transformative fusion immunotherapeutics to support or treat diseases promoted by chronic inflammation, including autoimmune diseases, cancer, and senescence-associated dysplasia. The Company’s immunotherapeutics represent a new class of drugs that it believes have the potential to fundamentally change the treatment of proinflammatory and senescence-associated diseases and conditions that are promoted by chronic inflammation —and in doing so, improve patients’ quality of life and possibly extend longevity. A key aspect of the Company’s clinical development and financing strategy is to focus on its business development programs. To date, the Company has entered into two licensing agreements in which it has licensed exclusive, worldwide rights for some of its proprietary molecules. See the Company Pipeline at https://hcwbiologics.com/pipeline/

Forward Looking Statements:

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words and include, the actual success and potency of the Company’s immunotherapeutic treatments to disrupt the link between chronic inflammation and diseases; and the ability of the Company to reach quorum at the Annual Stockholder Meeting. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties that are described in the section titled “Risk Factors” in the annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 31, 2026 and in other filings filed from time to time with the SEC.

Company Contact:

Rebecca Byam

Chief Financial Officer

rebeccabyam@hcwbiologics.com